Exhibit 10.27

Product Purchase Agreement

THIS AGREEMENT (this “Agreement”) for the purchase of Product (as described below) between Palmetto Gourmet Foods, a food corporation with its principal place of business at 782 Columbia Highway Saluda, SC, 29138 (“Seller”), and The Golub Corporation, a Delaware corporation with its principal place of business at 461 Nott Street, Schenectady, New York 12308 (“Buyer”).

1. Term. This Agreement will be in effect, for a term of [*****] year(s), beginning on October 19, 2020 and continuing for [*****] months.

2. Type of Products: _noodles. Advertising allowances, discounts and incentives are set forth in the attached Exhibit A.

3. Payment. The terms of payment are [*****] . Buyer will submit purchase orders to Seller specifying quantities and costs. Product shall be deemed received by Buyer when accepted by Buyer. Products must be delivered on good quality pallets. If Products are delivered on substandard pallets, Seller will be charged a re-stack charge of $[*****] per pallet payable to Buyer’s lumping service. Seller acknowledges that Buyer will not exchange any pallets except through either the CHEP or PECO third party pallet rental programs.

The risk of loss from any casualty to the Products, regardless of the cause, shall be on Seller until the Product has been accepted by Buyer.

4. Representations and Warranties.

Seller represents and warrants:

A. that the Products supplied to Buyer shall conform in all respects to applicable federal and state laws and regulations, including, but not limited to, the U.S. Department of Agriculture, Federal Trade Commission, Consumer Product Safety Commission, Environmental Protection Agency, and state agencies governing Consumer Protection and Weights and Measures. Seller agrees to reimburse Buyer for any fines incurred as a result of its violation of any such laws or regulations.

B. that with respect to any in-store delivery and/or set-up of Product performed by Seller or on Seller’s behalf, such performance shall comply with any and all applicable laws, including without limitation, any Occupational Safety and Health Administration requirement, codes, ordinances or any of Buyer’s safety policies and procedures.

C. to provide clear and accurate ingredient information that meets all applicable regulatory requirements with regards to all Products and product components supplied to Buyer. Additionally, Seller warrants to provide Buyer with any ingredient deletion, change or addition at least 60 days prior to such deletion, change or addition.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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D. for produce, corporate brands, seafood, meat, deli, bakery and food service agreements:

i. that Seller will achieve factory audit certification against one of the following Global Food Safety Initiative (GFSI) benchmarked standards or any such comparable standard that may be benchmarked against the GSFI guidance document in the future:

●	Safe Quality Food (SQF); SQF certification of at least level II working towards level III

●	British Retail consortium (BRC)

●	International Food Standard (IFS); food version 6

●	Dutch HACCP

●	FSSC 22000

●	Global Aquaculture Alliance BAP Issue 2 (GAA Seafood Processing Standard)

●	Global Red Meat Standard Version 3

●	Synergy 22000

●	CanadaGAP

●	GlobalG.A.P IFA Scheme V3

General Regulations: Version 3.1_ (all scopes)

Fruit and Vegetables: 3.0-2_

Livestock Base: 3.0-4_

Aquaculture – Version 1.02_

●	SQF 1000 Level 2

●	PrimusGFS - primary manufacturing

ii. to exercise due diligence in pursuing the above certification.  Once Seller obtains the certification, Seller agrees to maintain the certification throughout the term of this Agreement and provide Buyer with copies of the original and renewal certifications immediately upon their issuance.

iii. that the information provided to Buyer in Exhibit B attached hereto is true and accurate in all material respects.

5. Damaged Product.

SELECT ONE OF THE BELOW OPTIONS TO INDICATE HOW TO HANDLE DAMAGED PRODUCT:

____x__ All warehouse product reclamation and credits for damages to the Product shall be processed through Buyer’s reclamation center in accordance with Buyer’s reclamation center’s operational procedures in place at the time. Buyer will charge Seller for all Products sent through the reclamation center (Damaged Product) in accordance with Buyer’s standard reclamation center policy in effect at the time Products are processed in the reclamation center.

______ In lieu of damages processed through the Buyer’s reclamation center, Seller will provide a Swell Allowance:

Swell Rate ______% all for items (Please include attachment if various swell rates or swell rate applicable to only certain items)

Payment Frequency: Monthly or Quarterly

Payment Method: Check or Off Invoice

______ Direct Store Delivered Product damages will be processed and charged to Seller through the Price Chopper Dex system.

______ Not applicable because this Agreement concerns produce, corporate brands, seafood, deli, meat, floral, food service or bakery products.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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6. Indemnification. Seller shall defend, indemnify and hold harmless Buyer from and against any and all loss, damage or liability arising out of Buyer’s purchase of Products pursuant to this Agreement, as well as the subsequent re-sale thereof.

If Exhibit B is applicable to Seller, Seller agrees to defend, indemnify and hold harmless Buyer from and against any and all losses, claims, damages, penalties, and liability, including all out-of-pocket litigation costs, the reasonable fees and expenses of counsel and/or the costs and expenses of a recall including, without limitation, all consequential damages directly arising out of the misrepresentations or inaccuracies of any item found in Exhibit B.

7. Insurance. Seller shall maintain in full force and effect for the duration of this Agreement the types and amounts of insurance as set forth and more particularly described in Exhibit C attached hereto. Seller will supply to Buyer a current insurance certificate naming The Golub Corporation, its subsidiaries and affiliates as additional insureds.

8. Recall. If a recall of any of Seller’s Products becomes necessary, Seller shall reimburse Buyer in the amount of $[*****] per recall or, if said amount is insufficient to cover Buyer’s costs and expenses of the recall, Seller shall reimburse Buyer whatever amount is necessary to cover said costs and expenses. This amount will be deducted from any payment owing to Seller from Buyer.

9. Fines. Seller shall pay Buyer $[*****] as an administrative fee for each fine Buyer incurs as a result of a violation of any applicable weights and measures law(s).

10. Broker. Seller agrees that Broker may authorize Buyer to bill Seller for deductions, discounts and allowances owed to Buyer by Seller pursuant to this Agreement.  Seller will pay Buyer the amounts authorized in writing by Broker and/or permit Buyer to deduct amounts authorized by Broker from payments owing by Buyer to Seller.

11. Confidential Information. Seller and Buyer shall keep all the terms of this Agreement confidential and shall not disclose any Confidential Information other than to their respective officers, directors, employees, affiliates or advisors with a “need to know” such Confidential Information in order for the parties to perform their respective obligations hereunder. As used herein, “Confidential Information” means 1) customer information including but not limited to name, address, telephone and e-mail addresses, 2) any financial information or data, sales data, discounts, allowances, profit and loss information, recipes, ingredient information, promotional ideas, business and marketing plans, work processes and practices and/or trade secrets, 3) any information that either party identifies as confidential at the time it discloses such information, and 4) any information about or possessed by either party that derives independent economic value from not being generally known to the public or to other persons who could obtain economic value from its disclosure or use.

12. Shelf Stock Adjustment. Any cost decreases implemented by Seller shall be applied to Buyers “floor stock.”  All cost decreases are subject to floor stock protection. “Floor Stock” includes warehouse inventory, store inventory and inventory in any other locations that Price Chopper stores inventory.  Floor stock protection will also cover all units in-transit.  In-transit product is product that is invoiced at the old higher cost but is not posted into inventory until after the new lower cost is established.  The floor stock protection will be equal to the difference between the old high cost and the new low cost times all units on hand and all in-transit units.  Buyer may deduct the amounts relating to floor stock protection from the next invoice payable.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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13. Termination. In the event of a breach of this Agreement by either party, the non-breaching party may terminate this Agreement by giving the breaching party written notice of the breach and the non-breaching party’s intention to terminate the Agreement. If the breach has not been cured within the period ending [*****] days after such notice, this Agreement shall terminate without further notice. Any Product delivered to Buyer after the expiration or the earlier termination of this Agreement will be subject to the terms and conditions herein, including without limitation, the payment terms.

THE FOLLOWING SECTION 14 IS APPLICABLE ONLY TO CORPORATE BRAND PRODUCTS:

14. Corporate Brands. The price of each SKU will be the price negotiated between Buyer and Seller, as outlined in Exhibit D. These prices are fixed for a period of [*****].

14. Corporate Brands. The price of each SKU will be the price negotiated between Buyer and Seller, as outlined in Exhibit D. These prices are fixed for a period of [*****].

Seller shall pay the initial quality laboratory inspection costs (if any) required before any Product can be accepted under any corporate brand label. Buyer also reserves the right to reject any Product which does not meet its quality standards as provided herein. Any Product rejected by Buyer bearing a Buyer corporate brand label may not be sold to anyone. Seller agrees to strip labels or destroy the rejected Product unless otherwise expressly agreed to in writing by Buyer.

Seller is hereby authorized by Buyer to package the stock-keeping units of the Products. Seller must maintain and store an existing inventory of these products to most a service level of at least [*****]%, provided Buyer places orders within the stipulated lead time of [*****]days. However, Seller is only authorized to maintain and store a combined inventory of product and packaging that does not exceed a [*****]-month supply.

Seller shall be responsible for procuring all needed packaging materials, including labels. All packaging materials shall conform to Buyer’s approved designed specifications. Upon receipt of Buyer’s approved design specifications and the costs thereof, Seller must obtain Buyer’s approval before it prepares any artwork or orders any plates. Buyer’s approval will not be given until after Buyer has notified Seller of the cost of the artwork, and Seller has notified Buyer of the cost of the mechanicals and plates needed to prepare any packaging materials, including labels.

Except as hereinafter provided, the cost of preparing the packaging materials shall be amortized over [*****] years and is the responsibility of Seller. At the end of the [*****] year period, ownership of all artworks, mechanicals and plates shall be Buyer’s with no further obligation. In the evens this agreement is terminated by Buyer prior to the expiration of [*****] years from the date hereof, Buyer shall reimburse Seller for the unamortized portion of the cost of the artwork, mechanicals and plates to Seller. Buyer shall only be responsible for costs which have been authorized and for which notice has been given as provided above. Notwithstanding the above, no payment shall be due hereunder if the agreement is terminated by Buyer for Seller’s breach of any of its tens or conditions.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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Seller will be charged a labeling fee of $[*****] per shipment for packaging materials, including any labels, which do not conform to Buyer’s approved design specifications.

THE GOLUB CORPORATION		Palmetto Gourmet Foods (SELLER)

By:		By:	Matt Talle
	[Printed]		[Printed]

By:		By:
	[Signature]		[Signature]

By:		Date:	2020.11.19

By:	Vice President of	By:	Chief Strategy Officer

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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EXHIBIT A

DISCOUNTS, ADVERTISING ALLOWANCES & INCENTIVES

Effective dates: beginning: 11/19/2020 and ending 11/31/2021

This Exhibit A is incorporated in and made a part of the Product Purchase Agreement for the sale of goods between Buyer and Seller and sets forth the price (if applicable) of the goods, discounts, advertising allowances and incentives that have been agreed to by each of the parties.

[*****]

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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EXHIBIT B

PRICE CHOPPER PROCESS QUALITY CONTROL SPECIFICATION – FOOD PRODUCT

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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EXHIBIT C

INSURANCE

THE GOLUB CORPORATION

Vendor’s Insurance Requirements

All suppliers providing products for The Golub Corporation must supply a current certificate of insurance as evidence of minimum insurance coverage required by their contract with Golub. Your minimum requirements are as follows:

WORKERS’ COMPENSATION, statutory limits, including all states coverage:

Employers Liability Limits:	$[*****]	(each accident)
	$[*****]	( policy limit, disease)
	$[*****]	(each employee limit, disease)

BUSINESS AUTOMOBILE LIABILITY, including Owned, Hired, and Non-Owned Vehicles:

Combined Single Limit:	$[*****]
-OR-
Bodily Injury (per person):	$[*****]
Bodily Injury (per accident):	$[*****]
Property Damage:	$[*****]

COMMERCIAL GENERAL LIABILITY (CGL), including Contractual Liability:

General Aggregate (other than Products/Completed Operations):	$[*****]
Products and Completed Operations Aggregate:	$[*****]
Advertising and Personal Injury:	$[*****]
Each Occurrence (Bodily Injury and Property Damage):	$[*****]
Fire Damage Legal Liability:	$[*****]
Medical Payments:	$[*****]

Your policies must conform to, and your certificate must state, the following:

GENERAL LIABILITY AGGREGATE LIMITS APPLY ON A ‘Designated Contract” BASIS. NO COVERAGE INCLUDED ON THE STANDARD ISO COMMERCIAL GENERAL LIABILITY POLICY AND ISO BUSINESS AUTO POLICY HAVE BEEN DELETED OR SIGNIFICANTLY MODIFIED.

COMMERCIAL EXCESS (UMBRELLA) LIABILITY

Each Occurrence:	$[*****]
Aggregate:	$[*****]

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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Your CGL and Umbrella policies must be endorsed to include The Golub Corporation and its affiliates and subsidiaries as an ADDITIONAL INSURED. Your Umbrella policy must be as broad as your primary commercial general liability. You must attach to your certificate, ‘Additional Insured’ Endorsements as required by the contract specifications. The forms acceptable for this purpose are included herein. Further, your policies are to be endorsed as primary to any other insurance or self insurance of The Golub Corporation Broad Form Vendors endorsement must be included.

Professional Liability/Errors and Omissions: Where Applicable:

Each Claim/Annual Aggregate	$[*****]

Cyber/E-Commerce Liability: Where Applicable:

Each Claim/Annual Aggregate	$[*****]

Covering liability arising from or out of the vendor services, with limits not less than the amounts specified. The insurance shall include coverage for infringement of Intellectual Property Rights, privacy infringement, defamation, and Internet and network liability with protection against liability for system attacks; denial or loss of service; introduction, implantation, or spread of malicious software code; and unauthorized access and use.

Certificates of Insurance issued pursuant to these requirements must also indicate:

●	Name and address of Agency (Vendor’s agent)

●	Name and address of Insured (Vendor)

●	Name and address of Carrier (Insurance Company for each line of coverage)

●	All carriers must be AM Best rated A+VII and NY State admitted

●	Effective Date and Expiration Date of each policy

●	Limits of coverage and policy number for each policy

●	“The Golub Corporation and its subsidiaries and affiliates are included as additional insureds per written contract”

●	Name and address of Certificate Holder:

[*****]

[*****]

[*****]

●	At least [*****] days prior written notices of cancellation or material change

●	The signature of an Authorized Representative

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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EXHIBIT D

Corporate Brand Price List

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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